Client Facing Guidance and Talking Points for Client/Broker Outreach

Dear Managing Directors and Client Country Team -
Thank you for your assistance in helping to carry the message about XL Catlin’s combination with AXA, and sharing excitement about the opportunities ahead. Further to this morning’s announcement, we should now begin reaching out and touching base with our key client and broker partners. Similarly, we want to make sure you are prepared to answer, as best as we can at this time, question you are likely to received.
We have provided the attached talking points to guide your conversations. It is important that you do not make up answers, make promises or go off script.
Collect questions you cannot answer and send them back to me.
Thanks,
Kelly
High-Level Talking Points and FAQs to be attached to client/broker guidance

•	We’re excited about the transaction with AXA.

•	The combination creates a powerful opportunity to continue the XL Catlin strategy with greater strength and new dimension.

•	We expect the transaction will be completed in in the second half of 2018, subject to approval by our shareholders and regulators.

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We believe you’ll benefit significantly from this compelling strategic transaction -- as part of the AXA family, XL Catlin customers will benefit from accelerated delivery of even more innovative operational and analytical skills

•	The intent is to combine XL Catlin’s operations with AXA Corporate Solutions, forming AXA’s new global P&C insurance and reinsurance division.

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The combined business will have immediately enhanced scale, broader geographic reach, and - given the complementary nature of current XL and AXA operations - an expanded geographic and product offering that will cover the full spectrum of the corporate marketplace, from small enterprises to global programs for large corporate clients.

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The companies have similar cultures focused on superior underwriting, front-line innovation and highly responsive client service. With the strong cultural fit and minimal operational overlap between the businesses, the companies expect a smooth integration.

•	There will be many more details to come as we get closer to an expected close. The transaction is subject to approval by our shareholders and regulators.

•	In this new structure, it is the XL Catlin platform that will champion all complex commercial and specialty P&C products, reinsurance and alternative capital efforts.

•	However, until the deal closes, XL Catlin and AXA remain two separate companies.

•	We are committed to keeping you as informed as we can during this process.

•	Serving your business effectively remains our highest priority, and should you have any questions, please do not hesitate to reach out to us.

•	Thank you for your ongoing support of XL.

Client/Broker FAQs

1.	Who are AXA and how will they bolster XL’s products and service?

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With more than 100,000,000 customers (across more than 60 countries) and more than 165,000 employees and agents, AXA is a global financial leader across three major business lines: property-casualty insurance, life & savings, and asset management.

•	AXA is headquartered in Paris and has offices worldwide.

•	As part of the AXA family, XL Catlin customers will benefit from accelerated delivery of even more innovative operational and analytical skills.

•	Together, AXA and XL are committed to creating the most innovative (re)insurer known for solving complex risks and enabled by the best talent in the industry.

2.	How will the acquisition impact XL Catlin clients and brokers?

•	This transaction will not affect your day-to-day working relationship with us or how we support your needs - we’ll continue to interface with you in all of our current standard ways.

•	We remain 100% focused on ensuring the continued success of your team and the citizens you serve.

•	By combining with AXA, XL’s business and products will become even stronger, and over time you can look forward to seeing the benefits of this combination.

3.	Does this change my contract or rates with you?

•	No. All existing contracts remain in place.

•	This transaction will not affect your day-to-day working relationship with us or how we support your needs - we’ll continue to interface with you in all of our current standard ways.

•	We remain 100% focused on ensuring your continued success.

4.	Will my contact at XL change?

•	No. You will continue to interact with XL exactly as you have done to date.

Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction, XL will file with the United States Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction. This material is not a substitute for the proxy statement or any other document which XL may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF XL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by XL through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of XL:
Investor Relations
XL Group Ltd
Abbe F. Goldstein, CFA
abbe.goldstein@xlcatlin.com

Participants in the Solicitation
XL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from XL’s shareholders in connection with the proposed transaction. Information regarding XL’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in XL’s annual proxy statement filed with the SEC on April 5, 2017, XL’s Current Report on Form 8-K filed with the SEC on October 26, 2017, XL’s Current Report on Form 8-K filed with the SEC on February 20, 2018 and XL's Current Report on Form 8-K filed with the SEC on March 5, 2018. A more complete description will be available in the proxy statement on Schedule 14A that will be filed with the SEC in connection with the proposed transaction. You may obtain free copies of these documents as described in the preceding paragraph filed, with, or furnished to, the SEC. All such documents, when filed or furnished, are available free of charge on the SEC’s website (www.sec.gov) or by directing a request to XL at the Investor Relations contact above.